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                                                                   Exhibit 10.13

                                                                   CONFIDENTIAL

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                    AGREEMENT


         This Agreement (the "Agreement") is entered as of the _____ day of September, 1998, by and between Commerce One, Inc. ("C1"), a California corporation with a principal place of business at 1600 Riviera Avenue, Walnut Creek, California 94596 and PricewaterhouseCoopers LLP ("PwC"), a registered Delaware limited liability partnership with offices located at 1177 Avenue of the Americas, New York, NY 10036 (each, a "Party" and together the "Parties").

         C1, among other things, develops, markets, sells and supports enterprise-level software applications and services that enable businesses and their suppliers to engage in electronic procurement and supplier management over the Internet and other communications media (the "C1 Software").

         PwC, among other things, assists companies like C1 in the development, marketing, and sale of such software systems and services and implements and supports these systems for customers who have purchased them.

         Because of the complementary knowledge and expertise of the Parties, the Parties desire to enter into an alliance under which they will work together to develop, market, sell, implement and support the C1 Software.

         Now, therefore, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties agree as follows:

1.       DEFINITIONS

         As used herein, the following terms shall have the following meanings:

                  (a) "Agreement" shall mean this Agreement by and among the Parties.

                  (b) "C1 Software" shall mean all software products of C1, including without limitation, those relating to electronic procurement and supplier management, (including their constituent elements and code in whatever form, whether proprietary to C1 or others) as they now exist or as they are further developed and shall include all software, related databases, design elements, custom applications, preexisting code or applications, code frameworks, methods and standards, including without limitation, all documentation (in whatever form or medium), end user manuals, user's guides and technical manuals proprietary to C1.

                  (c) "Confidential Information" means any information in whatever form, and however delivered or communicated, including, without limitation, all code, documentation,



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product plans, Trade Secrets, business plans, customer lists, know-how, and all other information of whatever nature related to or incorporated into C1 Software or the business of C1 or PwC or any subsidiary or other business entity which is an affiliate of C1 or PwC (such subsidiary or business entity referred to collectively as "C1" or "PwC", as the case may be) and which is reasonably understood to be of a confidential nature. Confidential Information includes information of others that C1 or PwC has agreed to keep confidential. Confidential Information of PwC specifically includes information relating to any bids or proposals made by PwC in relation to the implementation of or the provision of consulting services relating to the C1 Software. Confidential Information of a Party shall not include information or materials that is disclosed to the other party (the "Receiving Party") that is:

                           (i) otherwise rightfully known to the Receiving
Party;

                           (ii) in the public domain through no fault of the
Receiving Party;

                           (iii) lawfully obtained by the Receiving Party from a
third party without breach of such third party's obligations of confidentiality; or

                           (iv) that a Receiving Party is required to disclose
by legal process; provided, however, that voluntary disclosure beyond that which is required by law shall constitute a violation of this Agreement.

                  (e) "Trade Secrets" shall mean technical or other information, designs, processes, procedures, algorithms, formulas, improvements, or modifications disclosed to PwC by C1 or to C1 by PwC, that are commercially valuable and secret. Trade Secrets are unique assets of C1 or PwC that give C1 or PwC a competitive advantage over competitors that do not possess such information. Trade Secrets include, but are not limited to, system designs and specifications, programming sequences, algorithms, flow charts, and formulas, developed in whole or in part by C1 or PwC.

                  (f) "Upgrades" shall mean a new version of a proprietary product to which additional or incremental functionality has been added.

2.       COOPERATION IN C1 SOFTWARE DEVELOPMENT AND IMPLEMENTATION

         2.1 ESTABLISHMENT OF THE TRC. To enhance the performance, development and implementation of C1 Software, the Parties will establish a Technical Review Committee ("TRC"). The intended objective of the TRC is to provide advice to C1 regarding functionality, priorities, release schedules, and use of development resources.



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         2.2 SCOPE OF THE TRC'S REVIEW. The TRC shall be charged with reviewing the performance of the C1 Software, all developments or potential developments to the C1 Software and the implementation of the C1 Software.

         2.3 MEMBERSHIP OF THE TRC. The TRC shall be composed of three C1 employees selected by C1 who are involved in and knowledgeable about the performance and development of C1 Software and three PwC employees selected by PwC who are involved in and knowledgeable about the implementation of C1 Software. C1 and PwC may at any time with notice to the other Party change their employees designated to serve as members of the TRC. Each Party represents that its designated members of the TRC are authorized to act on that Party's behalf on all matters that come before the TRC.

         2.4 MEETINGS AND REPORTS. The TRC shall meet at least quarterly to review and assess the performance of the C1 Software, all developments or potential developments to that software and the implementation of that software. At least once every six months, the TRC shall issue a report to C1 and PwC reviewing and assessing in detail the above. In the event that the members of the TRC do not concur in their review and assessment, the report shall so state and shall set forth separately the review and assessment of all members.

         2.5 OBLIGATION TO PROVIDE INFORMATION TO THE TRC. C1 and PwC shall each promptly provide to the TRC all material information known or available to each of them relating to the performance of the C1 Software, all material developments or potential developments to the C1 Software, and the implementation of the C1 Software. This obligation includes but is not limited to providing the TRC with all Beta releases, with all information relating to C1 Software Upgrades, and with all information relating to problems with C1 Software performance or implementation.

3.       OPERATION IN C1 SOFTWARE MARKETING

         3.1 ESTABLISHMENT OF MDC. To enhance the marketing of C1 Software, the Parties will establish a Marketing Development Committee ("MDC").

         3.2 SCOPE OF THE MDC'S REVIEW. The MDC shall be charged with developing and overseeing the joint marketing of C1 Software based upon the initial marketing plan and budget to be agreed upon and entered into by the Parties within 30 days of the date hereof (the "Marketing Plan"). The MDC shall agree upon not less than five customers to serve as beta integration sites with respect to the C1 Software. The MDC shall also identify each party's commitments and obligations, including joint activities. The MDC shall consider using marketing tools such as, among other things, magazine inserts in publications such as Forbes, methodology books (for pre-sale), PwC sponsored conferences, and training forums.




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         3.3 COMMITMENT OF THE PARTIES. The specific monetary and in-kind commitments of the Parties shall be determined by the MDC in accordance with the Marketing Plan; provided, however, PwC agrees that it shall spend a minimum of $250,000 the first year this Agreement is in effect pursuant to jointly approved plans for the marketing of the C1 Software. Thereafter, the Parties shall determine in good faith the amount per year that each Party shall commit to the marketing of the C1 Software; provided that in the event that the parties are unable to agree upon the minimum amount to be spent by PwC for marketing in any subsequent year, the minimum amount shall be $250,000.

         3.4 MEMBERSHIP OF THE MDC. The MDC shall be composed of two C1 employees selected by C1 and two PwC employees selected by PwC, all of whom are involved in the marketing of C1 Software. C1 and PwC may at any time with notice to the other Party change their employees designated to serve as members of the MDC. Each Party represents that its designated members of the MDC are authorized to act on that Party's behalf on all matters that come before the MDC; provided that in no event shall the MDC have the authority to modify the terms of this Agreement

         3.5 MEETINGS. The MDC shall meet at least quarterly to develop and oversee C1 Software marketing.

         3.6 PUBLICITY. The MDC shall establish guidelines governing all news releases, public announcements, or any other mass publicity, including without limitation, mass-produced marketing materials, which makes reference to PwC or includes a Mark (as defined below) of PwC or New Mark (as defined below) (collectively, "Publicity") to be released by either Party relating to C1 Software. Notwithstanding the foregoing, C1 shall not release any Publicity relating to PwC unless such Publicity is approved by PwC. The MDC shall establish guidelines governing all news releases, public announcements, or any other publicity which makes reference to C1 or includes a Mark (as defined below) of C1 (collectively, "C1 Publicity") to be released by either Party relating to C1 Software. Notwithstanding the foregoing, PwC shall not release any C1 Publicity relating to C1 unless such C1 Publicity is approved by C1.

         3.7 TRADEMARKS, LOGOS, TRADE NAMES AND SERVICE MARKS. The MDC shall establish written guidelines governing the use by a Party of trademarks, logos, trade names and service marks (together "Marks") of the other Party or any successor entity to either of the Parties; provided, however, C1 shall not use PwC's Marks unless the use is approved by PwC and PwC shall not use C1's Marks unless the use is approved by C1. Notwithstanding any other provision contained herein or in any guidelines established by MDC, in the event that PwC gives C1 notice that it is terminating this Agreement pursuant to Section 11.3.2, C1 shall immediately cease, and in the event the Agreement is terminated for any other reason, upon termination C1 shall cease, the use of the names "Price Waterhouse," "PricewaterhouseCoopers", the mark "PW," "PwC," any derivations thereof or any other mark proprietary to PwC, including without limitation any other new or successor trade



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name, logo, trademark or service mark which evolves as a result of the recent merger between Price Waterhouse LLP and Coopers & Lybrand LLP (together, the "New Marks"), in connection with the marketing, promotion, Publicity and sale of the C1 Software. Notwithstanding any other provision contained herein or in any guidelines established by MDC, in the event that C1 gives PwC notice that it is terminating this Agreement pursuant to Section 11.3.2, PwC shall immediately cease, and in the event the Agreement is terminated for any other reason, upon termination PwC shall cease, the use of the name "Commerce One," the mark "C1", any derivations thereof or any other mark proprietary to C1.

         3.8 MARKETING MATERIALS. In addition to any other guidelines set forth by the MDC, (i) all C1 created brochures and marketing materials relating to the C1 Software shall contain a statement that C1 and PwC are strategically aligned and that PwC is a preferred systems integration and consulting partner, and (ii) all references to third party integration and consulting partners shall be made in such a manner as to preserve the preferred implementor status of PwC. MCI Systemshouse shall be the only other entity designated or allowed to hold itself out as a preferred systems integrator and consulting partner of C1.

4.       BETA PRODUCTS; BETA INTEGRATION SITES

         4.1 BETA PRODUCTS. C1 shall provide to PwC advance copies and beta releases of all C1 Software as soon as reasonably possible.

         4.2 BETA INTEGRATION SITES. The MDC will agree upon not less than five customers to serve as beta integration sites with respect to the C1 Software. PwC shall perform the implementation functions relative to such C1 Software at such beta integration sites. [*]. C1 will use reasonable commercial efforts to license the C1 Software at a price necessary to attract the agreed upon customers to participate in such integration and will supply necessary technical expertise and support with respect to the beta integration site implementations under a mutually agreed upon timetable.

5.       C1 SOFTWARE SALES

         5.1 C1 SOFTWARE SALES. C1 may, at its option, sell C1 Software either directly to clients or sell it to PwC who will resell it to clients; provided that, direct sales to clients will comply with the provisions set forth in
Section 5.1.1 below and sales to PwC for resale will comply with the provisions set forth in Section 5.1.2 below.

             5.1.1 DIRECT SALES TO CLIENTS. When C1 sells C1 Software directly to a client and PwC is to be the implementor of the C1 Software, the client, C1 and PwC will enter into a client contract. The client contract will provide that:


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                  (a)      C1 will provide to the client the C1 Software and
related license.

                  (b)      PwC will provide to the client:

                           (i) assistance and/or management in the installation,
implementation and operation of C1 Software, including without limitation, requirements definition, change integration, process analysis and design;

                           (ii) assistance in integrating C1 Software into the
client's existing systems; and

                           (iii)    training for client personnel in the use or
maintenance of C1 Software ((i), (ii) and (iii) together are "C1 Installation and Related Services").

                  (c) In exchange for the consideration set forth in sections (a) and (b) above, the client will pay C1 and PwC such fees as may be agreed upon from time to time.

                  (d) C1 will supply to the client any Upgrades to C1 Software under C1's standard maintenance and support terms.

         5.1.2 SALES TO PwC FOR RESALE TO CLIENT. The sale of C1 Software to PwC and PwC's resale of C1 Software shall occur as follows:

                  (a) C1 will provide to PwC the C1 Software and related license. PwC will provide said software and related license to the client.

                  (b) PwC will provide to the client C1 Software Installation and Related Services.

                  (c) In exchange for the C1 Software and related license, PwC will pay to C1 an amount equal to C1's standard list price for such C1 Software, less an agreed upon discount which shall not be less than any other reseller's discount, [*]. PwC may charge the client such amounts as PwC may determine in its sole discretion in exchange for the C1 Software and related license and the C1 Software Installation and Related Services.

                  (d) C1 will supply to PwC any Upgrades to C1 Software under the terms and conditions for its so doing set forth in the definitive reseller agreement described in section (e) below. PwC will supply these Upgrades to the client under the terms and conditions for its so doing set forth in the PwC's agreement with its customer.



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                  (e)      Within a reasonable time following the conclusion of
the beta integration projects, PwC and C1 shall enter into a more detailed Value Added Reseller Agreement consistent with the terms hereof and containing other mutually acceptable terms customary for the software industry. Such agreement shall not diminish C1's ability to communicate with and survey the licensees of the C1 Software. Such agreement will also provide that C1 will always execute a license agreement with the end-user for C1 Software.

6.       PREFERRED IMPLEMENTOR STATUS

         6.1 PwC AND MCI SYSTEMSHOUSE. PwC shall be designated as a preferred implementor or preferred systems integration and consulting affiliate with respect to the C1 Software. C1 shall neither name nor allow any other entity to promote itself as a preferred implementor or preferred systems integration and consulting partner of C1, except for MCI Systemshouse; provided, however, in the event that MCI Systemshouse terminates its status as a preferred implementor or preferred systems integration and consulting partner of C1, C1 shall have the right to designate another entity to replace MCI Systemshouse as a preferred implementor or preferred systems integration and consulting partner provided, further, however, the Parties agree that any such replacement entity shall not be [*] and any such replacement entity shall be required to make an investment in C1 equal to or greater than the cumulative total investment in C1 made by PwC up to such time pursuant to this Agreement. In the event C1 designates such a replacement entity as provided in this Section 6.1 any provisions herein which specifically reference MCI Systemshouse shall apply to such replacement entity.

         6.2 PROMOTION OF PARTIES. In furtherance of the Parties' joint efforts with respect to the C1 Software:

                  (a) C1 shall publicly designate PwC as a C1 preferred systems integration and consulting affiliate;


                  (b) C1 shall notify PwC of all potential implementation opportunities with respect to the C1 Software of which C1 becomes aware, except for those opportunities which are brought to the attention of C1 by another systems implementor;

                  (c) C1 shall provide to PwC, on a timely, periodic and confidential basis, advance information collected by C1 regarding potential customer prospects with respect to the C1 Software;

                  (d) C1 shall not engage in any active pattern of promotion with respect to any third party, other than MCI Systemshouse, as an implementor of the C1 Software;



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                  (e)      For one year following the execution of this
Agreement, C1 shall not enter into any joint development agreement or any similar business arrangement related to the development of the C1 Software with any other systems implementor other than MCI Systemshouse with respect to MarketSite, Electronic Commerce Network, the Commerce One extranet application that provides the interoperability, functionality and transactive content that enables an on-line trading community;

                  (f)      [*];

                  (g)      [*];

                  (h) PwC shall notify C1 of all MRO (indirect) electronic procurement solution opportunities of which PwC's EPS Practice becomes aware, except for those opportunities which are brought to the attention of PwC by another MRO (indirect) electronic procurement solutions provider;

                  (i) PwC shall provide to C1, on a timely, periodic and confidential basis, advance information collected by PwC's EPS Practice regarding potential customer prospects with respect to an MRO (indirect) electronic procurement solution;

                  (j) PwC's EPS Practice shall not engage in any active pattern of promotion with respect to any third party as an MRO (indirect) electronic procurement solution provider; and


                  (k) Within 120 days following the execution of this Agreement, C1 shall be included in PwC's solution center network.

         6.3 RIGHT OF FIRST REFUSAL. PwC shall have a right of first refusal with respect to other consulting and systems implementation firms with respect to any consulting project of total value greater than $500,000 (i.e. the total billable work for such project exceeds $500,000) performed for C1 in relation to the C1 Software; provided that this section 6.3 shall not apply to any joint development agreement entered into by C1 that otherwise complies with the terms of this Agreement. This right of first refusal is not intended to apply to consulting work to be performed for clients of C1. Within 20 days following a determination by C1 that C1 requires consulting services, C1 shall notify PwC of such determination and C1 and PwC shall negotiate in good faith regarding the terms of PwC's involvement in the consulting project (the "Project"). If C1 and PwC cannot agree upon the terms of PwC's involvement within 30 days of PwC's receipt of such notice, C1 shall be entitled to enter into an agreement with a third party to perform the Project on terms and conditions not less favorable to C1 than those last offered by PwC with respect thereto.



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         6.4 ATTENDANCE AT BOARD MEETINGS. Throughout the term of this
Agreement, PwC shall be entitled to observe meetings called or held by the Board of Directors of C1 and to receive materials provided or distributed to the Board of Directors of C1 as provided in the Observers Rights Agreement attached hereto as Exhibit B.

         6.5 Requirements FOR OTHER SYSTEMS IMPLEMENTORS. C1 shall require each third party systems implementor, other than MCI Systemshouse, to pass a certification qualification test within six (6) months of beginning implementation of C1 Software products. The requirements of such certification tests shall be jointly agreed upon by C1 and PwC and shall be administered by C1; provided that in the event the Parties are unable to agree on such requirements after a period of twenty (20) days, C1 shall develop commercially reasonable requirements.

         6.6 MOST FAVORED IMPLEMENTOR STATUS. Except for SAP but subject to
Section 5.1.2(c), the price of the C1 Software sold by C1 to PwC for resale or for use by PwC shall be equal to or lower than the lowest price charged by C1 to any other systems implementor reseller, including MCI Systemshouse with regard to the prices and other material terms and conditions provided to such other implementor, when considered collectively.

         6.7 OPTIONAL EQUITY INVESTMENT. For 120 days following the execution of this Agreement, PwC shall have the option, but not the obligation, to purchase shares of Series D Preferred Stock at a price equal to 125% of the lowest price paid by the Series D Preferred Stock investors in the Series D Preferred Stock financing. Such purchase shall be on the terms and conditions as set forth in the Series D Preferred Stock financing agreements. Notwithstanding the foregoing, in no event shall PwC's investment be less than $2,500,000 or more than $5,000,000 upon exercise of the rights granted in this Section.

7.       PERSONNEL AND TRAINING

         7.1 PwC PERSONNEL. For the first year after the Effective Date of this Agreement and pursuant to and subject to the terms and conditions set forth in the Human Resources Agreement to be agreed upon and entered into by the Parties within 30 days of the date hereof (the "Human Resources Agreement"), PwC shall provide C1 with a total of [*] man-hours to be performed by various PwC personnel and/or consultants of PwC (the "PwC Staff") and one partially dedicated PwC partner (the "PwC Partner") plus certain ancillary support associated with the employment of these people, including, without limitation, items such as payment of salaries (including without limitation, employee benefits and applicable withholding taxes, such as FICA, worker's compensation, unemployment and other like items) and provision of laptop computers and computer software (the "Support"). In the event that C1 does not utilize all [*] hours during such year and this Agreement is still in effect, C1 shall be entitled to carry over up to [*] unused hours to the next year

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for no additional cost. PwC and C1 shall determine in good faith the amount of resources required from time to time based upon the needs of C1 and the availability of the PwC Staff; provided, however, no PwC Human Resources (as defined below) shall be provided to C1 until such time as the Human Resources Agreement has been executed by the Parties. The PwC Partner shall devote a sufficient amount of his/her professional time in order for him/her to carry out his/her responsibilities under this Agreement. The PwC Staff and the PwC Partner shall be responsible for assisting C1 with product enhancement, quality assurance, testing procurement consulting and sales support and implementation activities. Subject to the terms of the Human Resources Agreement, PwC shall have the right to rotate various people between the C1 headquarters in Walnut Creek, California (the "C1 Headquarters") and various client sites. Notwithstanding the foregoing, PwC's obligation to provide the [*] hours, the PwC Partner and the Support (collectively, the "PwC Human Resources") shall cease (i) immediately in the event (a) C1 is dissolved or liquidated, (b) PwC gives C1 notice of its intention to terminate the Agreement pursuant to Section 11.3.2, or (c)the Human Resources Agreement is terminated, or (ii) upon termination, in the event PwC gives C1 75 days' written notice (the "Termination Notice") of PwC's decision to terminate this Agreement pursuant to Section 11.3.1; provided, however, in the event that PwC gives C1 the Termination Notice, PwC shall continue to provide the PwC Human Resources during the 75 day notice period as is necessary in order to complete, to the extent possible, any current projects on which the PwC Staff and/or the PwC Partner are working.

         7.2 TRAINING. During the first 12 months of the Agreement, PwC shall commit to train a minimum of 25 PwC personnel to perform PwC's obligations hereunder (including both sales-related, and Services-related obligations). Such training shall be provided by C1 as part of the complimentary training provided in accordance with details below, or at PwC's discretion, by a PwC trainer.

         On a schedule reasonably acceptable to both parties, C1 will provide up to three training days per trainee per calendar year during each year of the term of the Agreement for no more than 100 trainees in the marketing, sale, support, use, implementation and operation of the C1 Software. For purposes of this calculation, a "training day" shall refer to one calendar day of instruction provided by a C1 instructor for one PwC trainee. A training day could take place as either structured classroom training or on-site at a client location. The parties intend to execute a training strategy whereby C1 is "training the trainers" at PwC. At PwC's option, PwC may purchase additional training days from C1, in advance, for a reduced fee as follows: (i) for purchases of 1-299 training days, a discount of 33% off of the then current list price will apply, (ii) for purchases of greater the 300 training days, a discount of 40% off of the then current list price will apply. Training priced under this discount must be purchased at least thirty (30) days in advance. Any training days purchased but not utilized or any free training days (i.e., the 3 days provided at no charge to PwC for 100 trainees) remaining unused at the end of the each year will expire. C1 will send to PwC a



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quarterly report on the status/balance of such unused training days. PwC when ordering training to be applied against the purchased training credit amount shall quote a reference number from the applicable purchase order to ensure credit against the prepaid training day balance. The Parties shall agree on a mutually acceptable cancellation policy for scheduled training classes. It is understood that all C1 technical training shall be provided at C1's Walnut Creek, California facilities, at no cost to PwC, and sales training will be provided at PwC regional offices or other similar facilities which will be made available by PwC and PwC shall pay the out-of-pocket cost of travel plus lodging of the C1 representative performing the training.

         C1 shall provide to PwC sufficient copies of C1 Software and related materials as shall be reasonably required for the training of the PwC personnel; provided that such copies shall be used by PwC solely for internal training purposes. C1 shall be entitled to receive adequate training by PwC on PwC's full value procurement system for up to 20 training days per calendar year, at no cost to C1 if such training takes place at one of PwC's offices as designated by PwC, or for the out-of-pocket cost of travel plus lodging of the PwC representative performing the training, if such training is performed at a C1 office or another location designated by C1.

         7.3 PWC SERVICES FEE. In consideration of PwC supplying the PwC Human Resources, after the parties have entered into the Human Resources Agreement, PwC shall be entitled to receive a fee equal to [*]. In the event the relationship between license fees, revenues and other revenues received by C1 from its licensees (i.e., consulting fees, maintenance fees and support fees) differs materially from C1's business plan as it exists on the date hereof and as disclosed to PwC, the parties shall negotiate the fees due under this Section
7.3 in good faith. For purposes of this Section 7.3, "license fee revenues" shall mean license fees, to the extent received in cash by C1, net of withholding taxes and other deductions, from customers; provided that it is understood and agreed that "license fee revenues" shall not include any amounts received by C1 for maintenance and support services, consulting or professional service fees, any transaction fees or any other amount or payment for goods or services not expressly included within the definition of "license fee revenues" set forth above. Such fee shall be paid quarterly in arrears; provided, however, in the event that this Agreement is terminated by C1 or by PwC pursuant to section 11.3.2 below, or there is a Change of Control of C1, prior to PwC being paid the full [*] under this Section 7.3, PwC shall be entitled to be paid [*].

         In the event that there is a Change in Control of C1, all remaining amounts due to PwC under this Section 7.3 shall become immediately due and payable to PwC regardless of the amount of C1's license fee revenues on that date.

         For purposes of this Agreement, a Change in Control shall mean the occurrence of one or more of the following events:



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                  (a) the direct or indirect sale, lease, exchange or other
transfer of all or substantially all of the assets of an entity to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons");

                  (b) the consummation of any consolidation or merger of an entity with or into another corporation with the effect that the stockholders of such entity immediately prior to the date of the consolidation or merger hold immediately after such merger or consolidation less than 51% of the combined voting power of the outstanding voting securities of the surviving entity of such merger, or the corporation resulting from such consolidation, ordinarily having the right to vote in the election of directors (apart from rights accruing under special circumstances) immediately after such merger or consolidation;

                  (c) the stockholders of an entity shall approve any plan or proposal for the liquidation or dissolution of such entity;

                  (d) a person or entity or Group of Persons acting in concert as a partnership, limited partnership, syndicate or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act of 1934, as amended) of securities of an entity representing 30% or more of the combined voting power of the then outstanding securities of such entity ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of the directors; and

                  (e) a person or entity or Group of Persons, together with any affiliates thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of an entity such that such nominees, when added to any existing directors remaining on the Board of Directors of such entity after such election who are affiliates of such person, entity or Group of Persons, will constitute a majority of the Board of Directors of such entity.

8.       CONFIDENTIALITY; INTELLECTUAL PROPERTY

         8.1 CONFIDENTIALITY GENERALLY. During the term of this Agreement and for a period of three (3) years from the termination of this Agreement (and for a period of ten (10) years from the termination of this Agreement in the case of source code), each Party hereto shall take all reasonable steps which are necessary or reasonable to safeguard the secrecy and confidentiality of, and proprietary rights to, the Confidential Information disclosed or provided by the other Party, and shall not disclose the foregoing to any third party (other than any employee, agent, director, officer, consultant or contractor and on a "need to know" basis under suitable agreements of confidentiality with such parties) or use the same for purposes other than those set forth herein.



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         8.1.1 Each Party shall make no use whatsoever, directly or indirectly, of any Confidential Information of the other Party, except as required in connection with the performance of its obligations under this Agreement and in accordance with its terms.

         8.1.2 Upon either Party's request at any time and for any reason, the other Party shall immediately deliver to the Party so requesting all materials (including all copies) in its possession which contain Confidential Information of that Party.

         8.2 CONFIDENTIALITY WITH RESPECT TO THE TRC AND THE MDC. Confidential Information of a Party may be (and in certain circumstances must be) disclosed by the Party to the TRC or the MDC. The employees designated as members of the TRC and the MDC may share with their employers any and all information, including Confidential Information, disclosed to the TRC or the MDC; provided, however, that the requirements regarding Confidential Information set forth in
Section 8.1 above will be observed by the members of the TRC and the MDC, the Parties and their employees with respect to Confidential Information disclosed by either Party to the TRC or the MDC.

         8.3 INTELLECTUAL PROPERTY. All inventions, development, improvements, patents, patent applications, trade secrets, processes, concepts, uses, know how, software applications, designs, works of authorship, algorithms, lists, marketing and business plans and other work product and intellectual property (collectively, "Intellectual Property") relating to C1 Software shall be the sole property of C1. . At any time or from time to time on and after the date of this Agreement, PwC shall at the request of C1 (i) deliver to C1 such records, data or other documents consistent with the provisions of this Agreement, and
(ii) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such other actions, as C1 may reasonably deem necessary or desirable in order for C1 to obtain the full benefits of this Agreement and the transactions contemplated hereby. C1 shall, for any Intellectual Property relating to C1 Software owned by it and not by PwC provide to PwC a temporary, limited, non-exclusive, non-transferable license co-extensive with the term of this Agreement to use any and all such Intellectual Property solely for the purposes set forth in this Agreement (i.e., demonstration, internal training and support purposes).

         8.4 DATA COLLECTION. C1 and PwC may each compile for its own use and purposes, and shall have exclusive use and ownership of, any captured cost data or other information. Any such statistical data or information compiled by either C1 or PwC shall be its sole property, and it may use, sell or distribute such data or information for any purposes not prohibited by this Agreement or any other agreement.


         8.5 LICENSE. Following the execution of this Agreement, PwC, on behalf of PwC's Business Process Outsourcing service line and C1 shall negotiate in good faith regarding a license to



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the C1 Software for the purpose of allowing PwC to provide Business Process
Outsourcing services. PwC's Business Process Outsourcing service line is not bound to choose Commerce One as its preferred solution by virtue of the preceding language.

9.       REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION BY PwC

         9.1 PwC REPRESENTATIONS AND WARRANTIES. PwC hereby represents and warrants to C1 as follows:

                  (a) any C1 Software Installation and Related Services performed by PwC shall be performed in a workmanlike and competent manner.

                  (b) PwC has full right, power, and authority to enter into this Agreement and to carry out its obligations hereunder.

         9.2 INDEMNIFICATION. Subject to the provisions of Section 9.3 below, PwC shall indemnify C1, its employees, agents, officers, shareholders, directors and affiliates for, defend and hold C1 harmless from and against, any costs (including attorneys' fees) or damages finally awarded against C1 and payable to a third party that are attributable to

                  (a) any breach of the warranties set forth in 9.1; and

                  (b) any claims by third parties for death, personal injury or damages resulting from the wrongful acts or negligence of PwC or its employees, agents, officers or directors.

                  (c) C1 shall give PwC prompt written notice of any such claim or liability, and allow PwC to control the defense of such claim and all related settlement negotiations and fully cooperate with PwC in such defense and negotiations at PwC's expense. In the event that C1 wishes to participate in the defense of any such claim, C1 shall be entitled to participate at C1's own expense.

10.      REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION BY C1

         10.1 C1 REPRESENTATIONS AND WARRANTIES. C1 hereby represents and warrants to PwC as follows:

         C1 has full right, power and authority to enter into this Agreement and to carry out its obligations hereunder, and the execution of the terms hereof do not violate any other agreement to which C1 is a party.



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         10.2 INDEMNIFICATION BY C1. Subject to the provisions of Section 10.3 below, C1 shall indemnify PwC and the PwC Affiliates for, defend and hold each of them harmless from and against, any costs (including attorneys' fees) or damages finally awarded against PwC and/or the PwC Affiliates and payable to a third party that are attributable to

                  (a) any breach of the warranties set forth in Section 10.1 above; and

                  (b) arising out of claims by third parties for death, personal injury or damages resulting from the wrongful acts or negligence of C1 or its employees, agents, officers or directors.

         PwC and/or the PwC Affiliates, as applicable, shall give C1 prompt written notice of any such claim or liability, and allow C1 to control the defense of such claim and all related settlement negotiations and fully cooperate with C1 in such defense and negotiations. In the event that PwC and/or the PwC Affiliates wish to participate in the defense of any cash claim, C1 may allow PwC and/or the PwC Affiliates to participate at PwC's and/or the PwC Affiliates' own expense.

         10.3 THIRD PARTY INFRINGEMENT.

                  (a) INDEMNITY. C1 shall indemnify PwC and PwC Affiliates for, defend and hold each of them harmless from and against, any costs (including attorney's fees) or damages arising from any claim that the C1 Software infringes a copyright, United States patent or Trade Secret and shall pay any settlements entered into or damages awarded against PwC and the PwC Affiliates to the extent based on such a claim, provided that (i) PwC and/or the PwC Affiliates, as applicable, notifies C1 promptly in writing of the claim; (ii) C1 has sole control of the defense and all related settlement negotiations; and
(iii) PwC and/or the PwC Affiliates, as applicable, provides C1 with all necessary assistance, information, and authority to perform the above, at C1's sole cost and expense.

                  (b) EXCLUSIONS. C1 shall have no liability for any claim of infringement based on (i) PwC's use of other than the latest release of the C1 Software if the infringement would have been avoided by use of the latest release; (ii) PwC's modification of the C1 Software if the infringement would have been avoided without such modification; or (iii) the combination or use of the C1 Software furnished hereunder by PwC with materials not furnished by C1 if such infringement would have been avoided by use of the C1 materials alone.

                  (c) ALTERNATIVES. In the event the C1 Software licensed to PwC hereunder is held to, or C1 believes is likely to be held to, infringe a copyright, trade secret or patent C1 shall have the right at its sole option and expense to (i) substitute or modify the C1 Software license to PwC hereunder so that it is noninfringing; or (ii) obtain for PwC a license to continue using the C1



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Software as provided in this Agreement; or (iii) if (i) and (ii) are not reasonably practicable, terminate the license granted to PwC pursuant to the last sentence of Section 8.3 hereof.

                  (d) The foregoing states the sole obligation and exclusive liability of C1 (express, implied, statutory or otherwise) for any infringement on claims or claims of infringement of any patent, copyright or trade secret by reason of PwC's use of the C1 Software pursuant to the last sentence of Section
8.3 hereof.

         10.4 INSURANCE. C1 shall maintain in full force and effect at all times the insurance specified in Exhibit A in the minimum amounts set forth and shall name PwC as an additional named insured. PwC represents and warrants that it is self insured in amounts satisfactory to PwC to cover its contractual obligations hereunder.

11.      EFFECTIVE DATE, TERM AND TERMINATION

         11.1 EFFECTIVE DATE. This Agreement shall become effective (the "Effective Date") as of the date hereof.

         11.2 TERM. Unless terminated earlier as provided in this Agreement, this Agreement shall be for an initial term of (i) three years if PwC does not make an equity investment in C1, or (ii) five years if PwC makes an equity investment in C1 as provided in Section 6.6, and thereafter will continue until either party gives at least 90 days' written notice of termination.

         11.3 TERMINATION.

         11.3.1 WITHOUT CAUSE. PwC may terminate this Agreement upon 75 days' written notice to C1.

         11.3.2 WITH CAUSE.

                  (a) C1 may terminate this Agreement for material breach by PwC upon 30 days' written notice to PwC if said breach is not cured by PwC within such period. PwC may terminate this Agreement for material breach by C1 upon 30 days' written notice to C1 if said breach is not cured by C1 within such period.

                  (b) Either party may terminate this Agreement effective immediately if the Parties are not able to negotiate in good faith and execute the Human Resources Agreement and the Marketing Plan within 30 days following the execution of this Agreement, unless otherwise agreed by the Parties.



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                  (c) Finally, either Party may terminate this Agreement
effective immediately upon written notice to the other, if at any time the other
Party:

                           (i) files a voluntary petition for bankruptcy;

                           (ii) is adjudged a bankrupt;

                           (iii) has a trustee or receiver is appointed by a
court for all or a substantial portion of its respective assets;

                           (iv) has a court assume jurisdiction of its assets
under a reorganization act;

                           (v) suspends business;

                           (vi) makes an assignment of its assets for the
benefit of creditors; or

                           (vii) enters into a composition for the benefit of
creditors.

         11.4     EFFECT OF TERMINATION.

         11.4.1 Unless the Parties agree to the contrary, the termination of this Agreement for any reason shall not relieve a Party of its obligations:

         (a) to make payments hereunder which have accrued prior to termination; and

         (b) to complete its obligations to clients or relating to obligations for clients existing at the termination date pursuant to Sections
5.1 and 5.2.

         11.4.2 SURVIVAL. In addition, the following Sections shall survive termination or expiration of this Agreement: 1, 8.1, 8.2, 8.3, 8.4, 9, 10, 11.4, 12 and 13.

         11.4.3 TERMINATION OF HUMAN RESOURCES AGREEMENT. In the event that PwC provides notice to C1 that it is terminating this Agreement pursuant to
Section 11.3.1, PwC shall be entitled to terminate the Human Resources Agreement upon 75 days' written notice to C1. In the event that PwC provides notice to C1 that it is terminating this Agreement pursuant to Section 11.3.2, PwC shall be entitled to terminate the Human Resources Agreement and cease its provision of the Human Resources immediately.



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GENERAL PROVISIONS

         12.1 HEADINGS. The headings in this Agreement and Exhibits are provided for reference only and shall not be used as a guide to interpretation.

         12.2 SEVERABILITY. If any provision of this Agreement shall be adjudicated to be invalid or unenforceable, the Agreement shall be amended to delete such provision and the Agreement shall otherwise remain in full force and effect as amended unless such amended Agreement does not reflect the purposes of the Parties in entering into the Agreement.

         12.3 AUTHORITY OF PARTIES. Neither Party shall have any authority, express or implied, to assume or create any obligation on behalf of the other Party..

         12.4 PARTIES INDEPENDENT. In making and performing this Agreement the parties act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employee/employer relationship between C1 and PwC or between any Party hereto and any officer or employee of the other Party. Each Party shall be responsible for the acts, negligence and omissions of its employees, agents servants and subcontractors. Each Party accepts full and exclusive liability with respect to its own employees for the payment of any and all contributions and taxes imposed by local, state or federal law, including but not limited to taxes or contributions for social security, unemployment insurance, worker's compensation, old age retirement benefits, pensions and annuities, and agrees to provide indemnity for any such payment made by the other Party.

         12.5 ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and assigns, PROVIDED THAT neither PwC nor C1 may assign its rights or obligations hereunder to any party which is not controlled by or under common control with the assigning party without the prior written consent of the other Party.


         12.6 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement may be submitted to arbitration by either party hereto in accordance with the rules of the American Arbitration Association for Commercial Arbitration, and judgment upon the award rendered by the arbitrators may be entered in any court having proper jurisdiction. The Parties to any such arbitration shall share equally the cost of the arbitrators, but shall each bear its own legal, accounting and similar fees and expenses; provided, however, that the arbitrators shall require the Party or Parties, if any, not prevailing in such arbitration to pay all costs of the arbitrators and to reimburse the prevailing Party or Parties, if any, for their legal, accounting and other similar fees and expenses in connection with the arbitration. Such arbitration and determination shall be final and binding on the parties. Such arbitration shall be held in San Francisco, California or such other location as the parties may agree.



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         12.7 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits
attached hereto contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties hereto with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

         12.8 NOTICES. Any notice required or permitted to be given pursuant to this Agreement shall be in writing and shall be personally delivered, delivered by next-day air courier, or mailed (by registered or certified mail, return receipt requested and postage prepaid) or delivered by facsimile as follows:

              IF TO C1:

                       Chuck Donchess
                       V.P. Marketing
                       Commerce One
                       1600 Riviera Ave.
                       Suite 200
                       Walnut Creek CA
                       Phone:  925-941-6030
                       Fax:  925-941-6060

              IF TO PRICE WATERHOUSE

                       Robert Glatz
                       PricewaterhouseCoopers LLP
                       800 Market Street, 18th Floor
                       St. Louis, MO  63101
                       Fax:  (314) 206-8615

              WITH A COPY TO

                       Office of the General Counsel
                       PricewaterhouseCoopers LLP
                       1251 Avenue of the Americas
                       New York, New York  10020
                       Fax:  212-790-6630

or to such other addresses as the Party to whom notice is given may have furnished to the other Party in writing, in accordance herewith. Any communication shall be deemed to have been given, in the case of personal delivery or confirmed facsimile, on the date of delivery; in the case of delivery of air



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courier, on the business day after delivery to the applicable air-courier service; and in the case of mailing, on the third business day following the day on which the piece of mail containing such communication is posted.

         12.9 WAIVER. No terms or provisions hereof shall be deemed waived and no breach consented to or excused, unless such waiver, excuse or consent shall be in writing and signed by the Party claimed to have waived or consented. The consent, waiver or excuse by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other Party.

         12.10 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, excluding its conflicts of laws rules.

         12.11 FORCE MAJEURE. Neither Party shall be liable or deemed to be in default for any delay or failure to perform under this Agreement or for interruption in the functions of the proprietary products or services resulting, directly or indirectly, from any cause beyond such Party's reasonable control.

13.      LIMITATION OF LIABILITY

         EXCEPT AS EXPRESSLY SET FORTH ABOVE, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY WITH RESPECT TO ANY SERVICES OR MATERIALS PROVIDED UNDER THIS AGREEMENT, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY OR NONINFRINGEMENT OR ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE WITH RESPECT TO SUCH ITEMS. EXCEPT FOR (A) INFRINGEMENT OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS, (B) A MATERIAL BREACH OF SECTION 8, OR (C) A BREACH OF SECTION 6, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. IN THE EVENT OF A BREACH BY C1 OF ITS OBLIGATIONS UNDER SECTION 6, C1'S LIABILITY TO PwC BY REASON OF SUCH BREACH SHALL IN NO EVENT EXCEED $3.5 MILLION.



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         IN WITNESS WHEREOF, this Agreement has been duly executed by the authorized officers of the respective parties as of the day and year first above written.

COMMERCE ONE, INC.                                   PRICEWATERHOUSECOOPERS LLP



By:                                               By:
   ----------------------------------------          ---------------------------

Title:                                            Title:
       ------------------------------------             ------------------------

Date:                                             Date:
       ------------------------------------             ------------------------
















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